            INTERNATIONAL COMFORT PRODUCTS CORPORATION
                     1998 STOCK OPTION PLAN

PURPOSE OF THE PLAN

     This Stock Option Plan (the "Plan") is intended to promote the interests of International Comfort Products Corporation (the "Company") and its shareholders by encouraging employees who the Company's Board of Directors feel will be responsible for the future growth and continued development of the Company and its Subsidiaries, as hereinafter defined, to own, and to increase their ownership of, the Company's stock, thereby giving them, as shareholders, an increased personal interest in, and a greater concern for, the Company's continued success and progress.

STATEMENT OF THE PLAN

     1.     NAME.     The Plan shall be known as the International Comfort
Products Corporation 1998 Stock Option Plan.

     2.     DEFINITION OF TERMS.     In addition to words and terms that may
be defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms:

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Incentive Option" shall mean an option which qualifies as an incentive stock option within the meaning of section 422 of the Code.

     "Nonqualified Option" shall mean an option which does not qualify under section 422 of the Code as an incentive stock option.

     "Ordinary Shares" shall mean the no par value ordinary shares of the Company.

     "Outstanding Issue" means, at any time, the number of Ordinary Shares outstanding on a non-diluted basis.


     "Participant" shall mean an employee of the Company or any of its Subsidiaries to whom an option is granted under the Plan.

     "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code.

     3.     ADMINISTRATION.     The Plan shall be administered by the Board's
Compensation and Pension Committee (the "Committee"), which shall consist of not less than two members. The Committee shall be appointed by the Board from its membership. Members of the Committee shall not be eligible to participate in the Plan.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or desirable for the administration of the Plan and the protection of the Company except as otherwise reserved to the Board or the shareholders of the Company. Without limiting the generality of the foregoing, the Committee, in its discretion, may treat all or any part of any period during which a Participant is on military duty or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such

Participant by the Company or Subsidiary, as the case may be, for purposes of accrual of the Participant's rights under the option. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive.

     No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any option granted under the Plan.

     4.     SHARES SUBJECT TO PLAN.     Options may be granted by the Company
from time to time to purchase up to an aggregate of 1,500,000 Ordinary Shares, subject to adjustment as provided in section 9. If any option granted under the Plan shall terminate, expire, or, with the consent of the Participant, be cancelled as to any shares, new options may thereafter be granted covering any such shares.

     5. ELIGIBILITY. Options may be granted to those employees of the Company (including officers, whether or not they are directors) who have and exercise key management functions and responsibilities for the Company or any Subsidiary. The granting of an option to any employee shall neither entitle such employee to, nor disqualify such employee from, participation in any other grant of options.

     6.     GRANT OF OPTIONS.     The Committee shall have the authority,
subject to the terms of the Plan, to: (a) determine and designate from time to time those employees of the Company or any Subsidiary to whom options are to be granted and the number of shares to be optioned to each such employee, provided that no director of the Company who is not also an employee of the Company or of a Subsidiary shall be entitled to receive any option under the Plan; (b) authorize the granting of Incentive Options, Nonqualified Options, or combinations of Incentive Options and Nonqualified Options; and to require, if it so determines, that if an Incentive Option and a Nonqualified Option are granted to the same Participant, then to the extent one option is exercised the other option shall not be exercised and shall terminate; (c) determine the number of shares subject to each option; and (d) determine the schedule and duration of the exercise period for any option. The date of grant of an option under the Plan will be the date on which the option is awarded by the Committee.

     7.     TERMS AND CONDITIONS OF OPTIONS.     Each option granted under
the Plan shall be evidenced by an agreement, in a form approved by the Committee, and shall be subject to the terms and conditions contained in sections 7.1 through 7.8 and to such other terms and conditions as the Committee may deem appropriate and which are in compliance with applicable laws and the rules and regulations of the stock exchanges on which the Ordinary Shares are listed from time to time; provided, however, that no Incentive Option shall be subject to any condition that is inconsistent with the provisions of section 422 of the Code. In the event that any condition imposed hereunder on an Incentive Option is at any time determined by the Internal Revenue Service or a court of competent jurisdiction to be inconsistent with section 422 of the Code, then each Incentive Option shall be deemed to have been granted without such condition but shall continue in effect under such remaining terms and conditions as may be applicable as if the invalid condition had not been included.

     7.1     OPTION PERIOD.     Each option agreement shall specify the
period during which the option thereunder is exercisable (which shall not exceed ten (10) years from the date of grant) and shall provide that the option shall expire at the end of such period.

     7.2     OPTION PRICE.          The option price per share shall be
determined by the Committee at the time any option is granted, and shall not be less than one hundred percent (100%) of the fair market value of the Ordinary Shares subject to the option, which shall be equal to the closing market price of the Ordinary Shares on The Toronto Stock Exchange on the last trading day preceding the date of the grant. In the event the Ordinary Shares are not listed on The Toronto Stock Exchange, the option price shall be determined based upon the trading prices of the Ordinary Shares on any Canadian or U. S. stock exchange on which the Ordinary Shares are then listed. Such price shall be subject to adjustment as provided in section 9.

     7.3     NONTRANSFERABILITY.          The options granted hereunder shall
not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall not be exercisable by anyone other than the Participant during his lifetime.

     7.4     TEN PERCENT SHAREHOLDERS.     Incentive Options shall not be
granted to any employee who, immediately before the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or Subsidiaries; provided, however, that this prohibition shall not apply if at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the Ordinary Shares and such option is not exercisable after the expiration of five (5) years from the date such option is granted.

     7.5     FIVE PERCENT RESTRICTION.     The number of Ordinary Shares
reserved for issuance to any one person pursuant to options granted under the Plan or otherwise shall not exceed 5% of the Outstanding Issue.

     7.6     ANNUAL LIMITATION.     The aggregate fair market value
(determined as of the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under the Plan as well as any other plan of the Company and any parent and Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). Notwithstanding the limitation set forth in the preceding sentence, no employee may be granted options for more than Three Hundred Thousand (300,000) Ordinary Shares during any fiscal year of the Company.

     7.7     TERMINATION OF EMPLOYMENT.     If any Participant shall cease to
be an employee of either the Company, a parent, or Subsidiary of the Company, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, except when such cessation of employment is caused by the death or disability of the Participant, the options granted to such Participant shall terminate on the earlier of (a) the passage of three months after the date of termination of his or her employment, or (b) the expiration dates. For purposes of this section 7.7, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Participant's right to reemployment is guaranteed by statute or contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this section 7.7, provided that such written approval contractually obligates the Company, a parent or Subsidiary of the Company to continue the employment of the Participant after the approved period of absence. Incentive Options granted under the Plan shall not be affected by any change of employment within or among the Company, a parent or Subsidiary of the Company, so long as the Participant continues to be an employee of the Company, a parent or Subsidiary of the Company. If a Participant ceases to be employed by the Company, a parent or Subsidiary of the Company by reason of his or her death, any Incentive Option owned by such Participant may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the Incentive Option by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the Incentive Option, or (ii) 180 days from the date of the Participant's death. If a Participant ceases to be employed by the Company, a parent or Subsidiary of the Company by reason of his or her disability, such Participant shall have the right to exercise any Incentive Option held by him or her on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the Incentive Option, or (ii) one year from the date of the termination of the Participant's employment. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of any Participant.

     7.8 PERIOD OF EXERCISE OF OPTIONS. Any option granted hereunder, may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An option granted hereunder shall become exercisable in such installments as are specified in the option agreement, the rate of which shall not be at a rate exceeding the following schedule:

          (a) After one year from the date the option is granted, it may be exercised as to not more than thirty-three and 1/3 percent (33-1/3%) of the shares covered thereunder.

          (b) After two years from the date the option is granted, it may be exercised as to not more than an additional thirty-three and 1/3 percent (33-1/3%), or a total of sixty-six and 2/3 percent (66-2/3%), of the shares covered thereunder.

          (c) After three years from the date the option is granted it may be exercised as to all of the shares covered thereunder.

     8.     EXERCISE OF OPTION.     The exercise of any option under the Plan
shall be subject to the provisions of sections 8.1 through 8.3.

     8.1     METHOD OF EXERCISING OPTION.     Any option granted hereunder
may be exercised by the Participant by delivering to the Company at its main office (attention of its Secretary) written notice of the number of shares with respect to which the option rights are being exercised and by paying the purchase price of the shares purchased in full, in exchange for the issuance and delivery of a certificate therefore to or on the order of the Participant, subject to the provisions of section 7.6 when applicable.

     8.2     PAYMENT OF PURCHASE PRICE.      The purchase price of the shares
as to which an option is exercised shall be paid in full to the Company at the time of exercise.

     8.3     WITHHOLDING.     The Company's obligation to deliver shares on
the exercise of any option shall be subject to satisfaction of any applicable United States or Canadian federal, state, provincial and local tax withholding requirements.

     9.     CAPITAL ADJUSTMENTS.       The number and price of Ordinary
Shares covered by each option and the total number of shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Ordinary Shares or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Ordinary Shares, any option granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of Ordinary Shares covered by the option would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate.

     10.     RESERVATION AND DELIVERY OF SHARES.     The Company, during the
term of any options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Ordinary Shares as shall be sufficient to satisfy the requirements of the options granted under the Plan. If in the opinion of its counsel, the issuance or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

     11.     EVENT OF DEFEASANCE.     Any options granted hereunder are
specifically made subject to defeasance by the failure of the shareholders of the Company to approve the Plan within a period of twelve months from the date the Plan is adopted by the Board.

     12.     COMPLIANCE WITH LAWS.     No options shall be granted and no
Ordinary Shares shall be issued or sold upon the exercise of any option unless and until the then applicable requirements of Canadian and United States securities laws and the rules and regulations of applicable securities regulatory authorities and any other regulatory agencies and laws having jurisdiction over or applicability to the Company, and the rules and regulations of any stock exchange on which the Ordinary Shares may be listed, shall have been fully complied with and satisfied. With respect to U. S. Participants, upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, a current registration statement relating to the Ordinary Shares to be received upon such exercise, the U. S. Participant shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said shares evidencing the restrictions on transfer under the Securities Act of 1933 and the issuance of stop-transfer instructions by the Company to its transfer agent with respect thereto.

     13. ADDITIONAL APPROVALS. This Plan shall be subject to acceptance by The Toronto Stock Exchange in compliance with all conditions imposed by The Toronto Stock Exchange. Any options granted prior to such acceptance shall be conditional upon such acceptance being given and any conditions complied with and no such options may be exercised unless such acceptance is given and such conditions are complied with .

     14.     NO RIGHTS AS SHAREHOLDER.     A Participant shall not have any
rights as a shareholder with respect to any shares covered by any option granted hereunder until the issuance of such shares pursuant to the terms of this Plan. No adjustment shall be made on the issuance of a stock certificate to a Participant as to any dividends or other rights for which the record date occurred prior to the issuance of such certificate.

     15.     INDEMNIFICATION AND EXCULPATION.     Each person who is or shall
have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him/her in settlement thereof (with the Company's written approval) or paid by him/her in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him/her, he/she shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him/her or hold him/her harmless. Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself/herself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken or any omission to act, when any such determination, action, or omission is made in good faith.

     16.     USE OF PROCEEDS.     Proceeds from the sale of stock pursuant to
options granted under the Plan shall constitute general funds of the Company.

     17.     AMENDMENT AND DISCONTINUANCE.     The Board may terminate or
amend the Plan in any respect at any time, provided that (a) no action of the Board or the shareholders may alter or impair a Participant's rights under any outstanding option without the Participant's consent, (b) without the approval of the shareholders, the total number of shares that may be optioned and sold under the Plan may not be increased (except by adjustment pursuant to section 9), the provisions of section 5 regarding eligibility may not be modified, the price at which shares may be purchased pursuant to options granted hereunder may not be reduced (except by adjustment pursuant to section 9), the expiration date of the Plan may not be extended, and the provisions of this section 17 may not be changed, and (c) any such amendment to this Plan is subject to the approval of The Toronto Stock Exchange or such other stock exchanges on which the Ordinary Shares may be listed from time to time and may require the approval of the Company's shareholders.

     18.     TERM OF PLAN.     Subject to the provisions of section 11, the
Plan shall be effective as of the date of the adoption of the Plan by the Board and shall expire on December 31, 2007 (except as to options outstanding on that date), and no option shall be granted under the Plan on or after such expiration date.

     19.     GENERAL.     Except as the same may be governed by the Code and
any applicable United States federal securities laws, the Plan and any options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning, or enforceability of any provision of the Plan. All references herein to "section" or "paragraph" shall mean the appropriately numbered section or paragraph of the Plan except where reference is made to the Code of any other specified law or instrument.